UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 24, 2013 (January 23, 2013)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 24, 2013, American Realty Capital Properties, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ARC Properties Operating Partnership, L.P. and Ladenburg Thalmann & Co. Inc., Aegis Capital Corp., Maxim Group LLC and National Securities Corporation (collectively, the “Underwriters”), related to an underwritten public offering of 1,800,000 shares of the Company’s common stock, par value $0.01 per share (the “Follow-on Offering”). The offering price to the public in the Follow-On Offering is $13.47 per share (before underwriting discounts and commissions). Under the terms of the Underwriting Agreement, the Company has also granted the Underwriters a 30-day option to purchase up to an additional 270,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The net proceeds to the Company from the Follow-On Offering are expected to be approximately $23,292,000, after deducting underwriting discounts and commissions (before expenses, including the advisory fee payable to Realty Capital Securities, LLC as described below), assuming no exercise by the Underwriters of their option to purchase additional shares of common stock. The transactions contemplated by the Underwriting Agreement are expected to close on January 29, 2013, subject to the satisfaction of customary closing conditions.

Realty Capital Securities, LLC, a FINRA-registered broker-dealer that is under common control with the manager of the Company, will receive an advisory fee from the Company in an amount equal to 0.50% of the gross proceeds received from the Follow-On Offering (including in connection with any shares of common stock sold pursuant to the underwriters' option to purchase additional shares of common stock) in connection with advisory services it has provided in connection with the Follow-On Offering.

The shares of common stock sold in the Follow-On Offering will be issued pursuant to the Company's Registration Statement on Form S-3 (File No. 333-182971). The Company filed a prospectus supplement, dated January 24, 2013, to the prospectus, dated January 22, 2013, with the Securities and Exchange Commission in connection with the offer and sale of the shares of common stock in the Follow-On Offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

Certain of the Underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Company in the ordinary course of its business. These Underwriters and their related entities have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The foregoing summary description of the material terms of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the Underwriting Agreement. A copy of the opinion of Venable LLP relating to the legality of the shares of common stock being issued in the Follow-On Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On January 23, 2013, the Company issued a press release announcing the launch of the Follow-On Offering. On January 24, 2013, the Company issued a press release announcing the pricing of the Follow-On Offering. Copies of the January 23, 2013 and January 24, 2013 press releases are furnished as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, and each press release is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and Exhibit 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of January 24, 2013, among American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., Ladenburg Thalmann & Co. Inc., Aegis Capital Corp., Maxim Group LLC and National Securities Corporation.
5.1	Opinion of Venable LLP regarding the legality of the shares of common stock being issued.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
99.1	Press release of American Realty Capital Properties, Inc., dated January 23, 2013, announcing the launch of the Follow-On Offering.
99.2	Press release of American Realty Capital Properties, Inc., dated January 24, 2013, announcing the pricing of the Follow-On Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

January 24, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors